EXHIBIT 23

               We consent to the incorporation by reference in the registration statement of Churchill Downs Incorporated on Form S-8 (File No. 33-85012) of our report dated March 7, 1997 on our audits of the consolidated financial statements and financial statement schedule of Churchill Downs Incorporated as of December 31, 1996, 1995 and 1994 and for each of the three years then ended which report is included in this Annual Report on Form 10-K.





/S/COOPERS & LYBRAND L.L.P.
Coopers & Lybrand L.L.P.

Louisville, Kentucky
March 28, 1997



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